U S WEST
     Investor Relations

                                    NEWS FLASH

July 27, 1998

Note to investors: U S WEST (NYSE: USW) will hold a live teleconference call at 2:30 p.m. MDT (4:30 p.m. EDT) today to discuss second quarter, 1998 results. President and CEO, Sol Trujillo, will host the call. Those wishing to participate should call 1-800-946-0712 by the scheduled start time. It will be available for re-broadcast from 3:30 p.m. MDT today through 5 p.m. MDT on Wednesday, Aug. 5 by calling 1-888-821-9353.

   U S WEST POSTS EPS GROWTH OF 7 PERCENT IN SECOND QUARTER -
   Results driven by strong core telecommunications business, plus addition of Dex directory publishing -

ENGLEWOOD, Colo. - U S WEST (NYSE: USW) today announced second quarter normalized, diluted earnings per share of $.76, up 7 percent from second quarter, 1997. These are the new U S WEST's first quarterly earnings since its June 12 split from MediaOne Group (NYSE: UMG). That transaction resulted in the transfer of U S WEST Dex, the company's directory publishing business, from MediaOne Group to U S WEST. [Note: Net income and EPS figures used in this release are pro-forma and include full-quarter and year-to-date, 1997 and 1998 impacts from the U S WEST Dex transaction.]

Results were driven by strong revenue growth of nearly 8 percent. Adjusting for a $72 million out-of-period regulatory impact from second quarter, 1997, revenue growth would have been 5.2 percent.
 These improving revenue results show the early impacts from the company's new data and wireless growth businesses.

"We're pleased with these results," said Sol Trujillo, president and CEO of U S WEST. "We're on plan and doing better than expectations. Local service revenues are very strong; the growth platforms we're building are performing well; productivity continues to improve; and our efforts to build our ATM and IP-centric networks are moving along nicely."

Some key quarterly highlights included:
o Local service revenue growth of 14.7 percent prior to adjustments.
o Revenue growth from the company's data division, !NTERPRISE, of 42 percent for the quarter to $120 million from the same period in 1997.
                                    - more -

U S WEST Second Quarter Earnings - Page 2

o        Rollout of the company's first-in-the-nation, one-number
         Advanced PCS service in its fifth major market. The service is now available to 10 million POPs.
o An improvement in revenue per sales representative per day of 42 percent and of revenue per order of 20 percent on the business sales channel. On the consumer side, revenue per sales representative per day was up 47 percent and revenue per order was up 13 percent.
o        We've more than doubled the number of ATM switches in our network.
         ATM provides  advanced capabilities for carrying data traffic.
o An increase of 14 percent in the total number of Frame Relay ports in service to 53,400. With its strategic ally, Intermedia Communications, U S WEST customers have access to the largest Frame Relay switching network in the country.

The company achieved the EPS growth while absorbing significant costs related to expansion of new growth businesses, and expenses associated with mandated interconnection and number portability, and year 2000 expenses.

U S WEST's healthy core business was boosted by a Caller ID campaign. This campaign, combined with a similar promotion during first quarter has helped increase net residential subscriber levels by nearly one million since second quarter, 1997.

Additionally, the company filed for price cap regulation in Iowa during the quarter, and expects a commission ruling on its Minnesota filing soon. A similar plan is still pending in Colorado. If approved in these three states, a total of nine of the company's 14 states would be under price regulation.

During the quarter,  the company saw continuing  impacts from competition in its
local  telephony   business.   It  now  has  re-sold  almost  171,000  lines  to
competitors.

Results for the quarter were partially offset by previously announced one-time after-tax charges of $89 million related primarily to the split from MediaOne Group. EPS for the quarter was reported at $.59 including the impacts of these charges.

Other second quarter highlights include:

New Product Initiatives:

o The company neared completion of the first phase of the wide-scale commercial deployment of its MegaBit high-speed digital subscriber line data services in 11 states and 31 cities throughout its region, including the Phoenix, Denver, Minneapolis/St. Paul, Salt Lake City and Seattle metro areas. In Oregon, the company plans to offer the service in five cities beginning in mid-August.

                                    - more -

U S WEST Second Quarter Earnings - Page 3


o  Rollout of the  company's  Advanced  PCS service in two  additional  markets
   - Tucson, Ariz. (April 6) and Minneapolis (July 16) - bringing to 10 million (about 40 percent of the population in U S WEST's 14 states) the total number of POPs the company can reach with its one-number wireless service. In mid-July, U S WEST also introduced two new services to its PCS line to further integrate its wireless and wireline services. A new dialtone feature allows the phone to work just like a landline phone, and data mail allows subscribers to send or receive text messages similar to alphanumeric pagers.

o The company signed up some 30,000 customers in its "Buyer's Advantage" program through its marketing alliance with Qwest. Though currently prohibited from expanding this base, this special long-distance plan enhanced the company's integrated customer-service portfolio. Additionally the company now has interstate long-distance filings in place in four states Montana, New Mexico, Nebraska and Wyoming.

o In April, the company announced plans to roll out its VDSL video services in Phoenix by the end of the year.

Volumes and Penetration:

o More than 360,000 customers have signed up for the company's new "Custom Choice" package since its inception in February (200,000 alone in the second quarter). It generated approximately $3 million in incremental revenues during the quarter. Custom Choice combines U S WEST's most popular custom calling features into a discounted package, increasing penetration of these features.

o Residential penetration levels at the end of the quarter for the company's most popular custom calling features continued to grow: Caller ID, 33 percent, Voice Messaging, 18 percent (industry leader) and Call Waiting,
   36 percent.

o The addition of 656,000 access lines (adjusted for the sales of selected rural exchanges) over the past 12 months for a normalized growth rate of
   4.2 percent. On an adjusted basis, business access lines grew at 4.6 percent; residential access lines grew at 4.0 percent; and residential additional lines grew 24.6 percent, reaching a second-line penetration
   level of 15.0  percent.  Special access services growth was   21.2   percent
   year-over-year.  On a "voice-grade-equivalent" basis, access line growth was
   9.3  percent.

o On the small business side, the number of total access lines equipped with Centrex service increased by 56.3 percent year over year to nearly 1.3 million.
                                    - more -

U S WEST Second Quarter Earnings - Page 4



Sales and Revenues:

o Local service revenues continued at a strong growth clip, rising by 14.7 percent year over year (8.1 percent on an adjusted basis). Local service revenues on the consumer side were up 17.6 percent (almost 11 percent on an adjusted basis).

o  A revenue increase of 5.7 percent from Dex.

o Revenue from U S WEST's data group, !NTERPRISE, grew 42 percent this quarter to $120 million. Part of this growth can be attributed to the successful launch of U S WEST's Internet access service, U S WEST.net. The product is now available in 42 cities, including: Albuquerque, N.M.; Denver; Minneapolis; Omaha, Neb.; Phoenix; Portland, Ore.; Salt Lake City; and Seattle with plans for 11 additional market introductions in the third quarter.

o A 21.5 percent increase in private line and special access revenues, which totaled $245 million for the second quarter -- a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

Costs and Margins:

o Absorbed approximately $66 million in expenses and approximately $73 million in capital related to interconnection and number portability.

o  Absorbed $19 million in Year 2000 expenses during the quarter.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

###

Further information:  Larry Thede, 303-896-3550; Rodney Miller,
303-896-3096; Hadley Evans, 303-896-5706.

NOTE: This release and the financial statements will be available on the Internet after 11:30 a.m. (MDT) by accessing U S WEST's Internet site: www.uswest.com.